EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8) pertaining to the Neogen Corporation 1997 Stock Option Plan and to the incorporation by reference therein of our report dated July 15, 2004, with respect to the consolidated financial statements and schedule of Neogen Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 2004.

/s/ Ernst & Young LLP

Grand Rapids, Michigan January 17, 2005

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